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                                                                     EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated June 9, 2000, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Torotel, Inc. on Form 10-KSB for the year ended April 30, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Torotel, Inc. on Form S-8 (File Nos. 2-78819 and 2-78896).

/s/  Grant Thornton LLP

Kansas City Missouri
July 26, 2000